Exhibit 4.4

EXECUTION VERSION

THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

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5.6. Successor Indemnification	21
5.7. Termination of Covenants	22
5.8. Limitation of Liability	22

6. Miscellaneous	22
6.1. Successors and Assigns	22
6.2. Governing Law	23
6.3. Counterparts; Facsimile or PDF	23
6.4. Titles and Subtitles	23
6.5. Notices	23
6.6. Amendments and Waivers	24
6.7. Severability	24
6.8. Aggregation of Stock	24
6.9. Additional Investors	25
6.10. Entire Agreement	25
6.11. [Reserved]	25
6.12. Delays or Omissions	25
6.13. Acknowledgment	25

Schedule A - Schedule of Investors

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Exhibit 4.4

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 10th day of May, 2013 by and among AKEBIA THERAPEUTICS, INC., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and collectively, the “Investors”), and any Additional Investor that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors have previously purchased equity securities of the Company;

WHEREAS, the Company and certain Investors are parties to the “Series A Preferred Stock Purchase Agreements” dated as of January 23, 2008 and July 15, 2009;

WHEREAS, the Company and certain Investors are parties to the Series B Preferred Stock Purchase Agreement, dated as of April 6, 2011, by and among the Company and certain of the Investors (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Series B Purchase Agreement”);

WHEREAS, the Company and certain Investors are parties to the Series C Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and certain of the Investors (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Series C Purchase Agreement”);

WHEREAS, the Company, certain of the Investors and certain other Persons (as defined below) previously entered into an Investors’ Rights Agreement, dated as of January 23, 2008 as Amended and Restated as of July 15, 2009 and April 6, 2011 (the “Prior Agreement”);

WHEREAS, the Company and its existing Investors desire to induce the Investors to purchase shares of Series C Preferred Stock of the Company, pursuant to the Series C Preferred Stock Purchase Agreement by amending and restating the Prior Agreement to provide the Investors with the rights and privileges as set forth herein; and

WHEREAS, in order to induce the Company to enter into the Series C Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Series C Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, and provided that Satter Investment Management, LLC, Muneer A. Satter and all Persons for which Mr. Satter or any of his Immediate Family Members serves as trustee or investment advisor or any similar capacity (and their respective Affiliates) and any account held for the benefit of any such Person shall be Affiliates of one another, regardless of whether they would otherwise be deemed Affiliates hereunder.

“Appropriate Percentage” means fifty percent (50%).

“Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Investor” means the persons named on Schedule A hereto, each person who hereafter becomes a signatory to this Agreement pursuant to Section 6.9 and any one of them, as the context may require; provided, however, that any such person shall cease to be considered an Investor for purposes of this Agreement at any time such person and his, her or its Affiliates collectively hold no shares of Preferred Stock.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Series C Purchase Agreement).

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 27,500 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“P&G License Agreement” means that certain License Agreement dated as of September 4, 2007 between the Company and The Procter & Gamble Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association, foundation or other entity.

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“Preferred Director” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

“Preferred Stock” means shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

“Prior Agreement” has the meaning set forth in the Recitals to this Agreement.

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00001 per share.

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“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00001 per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00001 per share.

“Series C Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

2. Registration Rights. The Company covenants and agrees as follows:

2.1. Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date hereof or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities then outstanding, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material

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information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to
Section 2.1(b)(i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected three registrations pursuant to Section 2.1(b). A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

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2.3. Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in

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which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $75,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to

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pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided, further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or

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are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required

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to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

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2.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of more than the Appropriate Percentage of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11. “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the IPO, or (y) if requested by the managing underwriter and approved by Holders of more than the Appropriate Percentage of the Registrable Securities, ninety (90) days in the case of any registration other than the IPO, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. Notwithstanding clause (i) and (ii) above, each Holder may distribute any or all of its shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock to any of its limited partners. Provided, however, that such limited partners who receive the distribution of any or all shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock shall still be subject to the other provisions of this Section 2.11. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

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2.12. Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under

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the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13. Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or 2.2 shall terminate upon the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation.

3. Information and Observer Rights.

3.1. Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(c) as soon as practicable, but in any event within thirty (30) days after the end of each month, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f) with respect to the financial statements called for in Sections 3.1(a) and 3.1(b), a management discussion and analysis by the chief executive officer of the Company that includes updates and status of the Company’s material developments and activities; and

(g) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2. Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3. Observer Rights. As long as each of Venture Investors Early Stage Fund IV Limited Partnership, Athenian Venture Partners, AgeChem Venture Fund L.P., Cincinnati Cornerstone Investors AKB, LLC and Family Akebia Investments LLC (a) purchases shares of the Company’s Series C Preferred Stock for at least $1,499,000 in cash (excluding any conversion of Series X Preferred Stock) pursuant to the Series C Purchase Agreement and (b) continues to own not less than fifty percent (50%) of the aggregate number of shares of Preferred Stock that it purchased under the Series A Preferred Stock Purchase Agreements and the Series B Purchase Agreement and that it is purchasing (or acquiring as a result of the conversion of its shares of Series X Preferred Stock) under the Series C Purchase Agreement (or an equivalent number of shares of Common Stock issued upon conversion thereof), and as long as Triathlon Medical Ventures Fund, L.P. continues to own not less than fifty percent (50%) of the aggregate number of shares of Preferred Stock that it purchased under the Series A Preferred Stock Purchase Agreements and the Series B Purchase Agreement and that it is purchasing (or acquiring as a result of the conversion of its shares of Series X Preferred Stock) under the Series C Purchase Agreement (or an equivalent number of shares of Common Stock issued upon conversion thereof), the Company shall invite a representative of each such Person (provided that the representative of Triathlon Medical Ventures Fund, L.P. must be John M. Rice), as applicable, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

3.4. Termination of Information and Observer Rights. The covenants set forth in Sections 3.1, 3.2, and 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

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3.5. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business; provided, that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law; provided, that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1. Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities then held by such Investor) bears to the total shares of Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock then held by such Fully Exercising Investor (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities

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then held by such Fully Exercising Investor) bears to the Common Stock then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities then held by all such Fully Exercising Investors). The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in
Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

(e) [Reserved]

(f) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.1, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Investor, maintain such Investor’s percentage-ownership position, calculated as set forth in Section 4.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Investors.

4.2. Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1. Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance on each of Joseph Gardner, Robert Shalwitz and William Daly, each in the amount of $2,000,000 or such lesser amount determined by the Board of Directors (including a majority of the Preferred Directors) and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board

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of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors and holders of more than the Appropriate Percentage of the shares of Common Stock then issuable upon conversion of the then outstanding shares of Preferred Stock.

5.2. Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of a majority of the Preferred Directors.

5.3. Qualified Small Business Stock. The Company shall use reasonable best efforts to cause the shares of Preferred Stock, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification would unreasonably defer a sale or liquidation of the Company by virtue of the applicable “minimum holding period” requirements. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.4. Matters Requiring Investor Approval. So long as at least twenty percent (20%) of the originally issued Series A Preferred Stock, at least twenty percent (20%) of the originally issued Series B Preferred Stock or at least twenty percent (20%) of the originally issued Series C Preferred Stock remains outstanding, the Company hereby covenants and agrees with each of the Investors that it shall not, without the approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors then in office:

(a) make, or permit any subsidiary to make, any loan or advance in an aggregate amount in excess of $100,000 to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

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(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness in an aggregate amount in excess of $100,000, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) incur any aggregate indebtedness in excess of $250,000, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Series A Purchase Agreements, the Series B Purchase Agreement, and the P&G License Agreement in effect as of the date of this Agreement;

(g) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j) make any capital expenditure in excess of $100,000; or

(k) adopt the Budget.

5.5. Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least bi-monthly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any Board committee.

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5.6. Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7. Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5.8. Limitation of Liability. The Company shall not enter into any agreement that could reasonably be expected to result in requiring such Investor in any series of the Company’s Preferred Stock, without the written consent of such Investor, to participate in any transaction which would expose such Investor to liability (a) in excess of the proceeds actually received by such Investor under such transaction or (b) where the share of such liability of such Investor is higher than its pro rata portion of the proceeds actually received by such Investor under such transaction.

6. Miscellaneous.

6.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 1,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations after the date hereof); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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6.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3. Counterparts; Facsimile or PDF. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5.

If notice is given to the Company, a copy shall also be sent to:

Thompson Hine LLP

312 Walnut Street, 14th Floor

Cincinnati, OH 45202-4089

Attn: David J. Willbrand

david.willbrand@thompsonhine.com

If notice is given to the Investors, a copy shall also be sent to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, IL 60654

Attn: Ted H. Zook, P.C.

          Roger D. Rhoten

E-mail: ted.zook@kirkland.com

           roger.rhoten@kirkland.com

and

Edwards Wildman Palmer LLP

Attn: Albert L. Sokol

111 Huntington Avenue

Boston, MA 02199 USA

asokol@edwardswildman.com

23

6.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of more than the Appropriate Percentage of the Registrable Securities then outstanding; provided, that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Notwithstanding the foregoing, the provisions of (a) Section 3.3 may not be amended to terminate a designated right therein to appoint an observer to the Board of Directors without the written consent of the Company and at least fifty percent (50%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock held by the Persons entitled to appoint such observer, (b) Sections 4.1 and 4.2 may not be waived without the written consent of the holders of more than seventy percent (70%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock and (c) Section 5.8 may not be amended or waived without the written consent of the Company and the holders of ninety percent (90%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

24

6.9. Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Series C Purchase Agreement or otherwise or if any Investor transfers any shares of the Company’s Preferred Stock to any other Person, any purchaser or new holder of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10. Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) amends and restates in its entirety the Prior Agreement, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11. [Reserved].

6.12. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13. Acknowledgment. The Company acknowledges that certain Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

25

Exhibit 4.4

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer

Address:

Suite 420, 9987 Carver Road, Cincinnati, OH 45242

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

AGECHEM VENTURE FUND L.P.

By:	/s/ Louis Lacasse
Name: Louise Lacasse
Title: President

Address:

Attn: Louis Lacasse, President 1 Westmount Square, Suite 800 Montreal, Quebec, Canada H3Z 2P9

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

ATHENIAN VENTURE PARTNERS III L.P.

By:	/s/ Karl O. Elderkin
Name: Karl O. Elderkin
Title: President

AVP OHIO TECHNOLOGY I L.P.

By:	/s/ Karl O. Elderkin
Name: Karl O. Elderkin
Title: President

Address:

340 West State Street
Unit 29/Suite I37D
Athens OH 45701

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

BLUE CHIP VALIDATION FUND, LTD.

By:	/s/ John McIlwraith
John McIlwraith
Managing Director

Address:

312 Walnut Street
Suite 1120
Cincinnati, OH 45202

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

CINCINNATI CORNERSTONE INVESTORS AKB, LLC

By:	/s/ Robert W. Coy, Jr.
Robert W. Coy, Jr.
President

Address:

30 West 3rd Street, 6th Floor
Cincinnati, OH 45202-3559

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

WILLIAM DALY

By:	/s/ William Daly
William Daly

Address:

13 Via Abrazar
San Clemente, CA 92673

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

DIANE H. JANUSZ TRUST

By:	/s/ John Janusz
Name: John Janusz
Title: Trustee

JOHN JANUSZ

By:	/s/ John Janusz
John Janusz

Address:

7385 Desert Spring Court
West Chester, OH 45069

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

FAMILY AKEBIA INVESTMENTS LLC

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Member

Address:

1185 Park Avenue #11G
New York, NY 10128

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

ALAN FISHMAN

By:	/s/ Alan Fishman
Alan Fishman

Address:

6900 Stonehenge Dr.
Cincinnati, OH 45242-6204

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

FRED SHALWITZ TRUST,
ROBERT SHALWITZ, TRUSTEE

By:	/s/ Robert Schalwitz
Name: Robert Schalwitz
Title: Trustee

Address:

2549 Bryden Road
Bexley, OH 43209

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

JOSEPH H. GARDNER

By:	/s/ Joseph H. Gardner

Address:

4060 Boomer Road
Cincinnati, OH 45247

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

GARDNER FAMILY TRUST. JOHN D. GARDNER TRUSTEE

By:	/s/ John D. Gardner
John D. Gardner
Trustee

Address:

111 Pine Court
Bastop, TX 78602

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

GHANA FAMILY TRUST, ELIZABETH C. ARMITAGE TRUSTEE

By:	/s/ Elizabeth C. Armitage
Elizabeth C. Armitage
Trustee

Address:

2207 Upland Place
Cincinnati, OH 45206

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

IAN A. W. HOWES, IRA.
STERLING TRUST CUSTODIAN

By:	/s/ Ian A. W. Howes
Name: Ian A. W. Howes
Title: Trustee

IAN A. W. HOWES

By:	/s/ Ian A. W. Howes
Ian A. W. Howes

Address:

219 Stratford Drive
Chapel Hill, NC 27516

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEARNY VENTURE PARTNERS, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner

Address:

Attn: Anupam Dalal
Kearny Venture Associates LLC
88 Kearny Street, Suite 200
San Francisco, CA 94108-5530

KEARNY VENTURE PARTNERS ENTREPRENEURS FUND, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner

Address:

Attn: Anupam Dalal
Kearny Venture Associates LLC
88 Kearny Street, Suite 200
San Francisco, CA 94108-5530

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

MCILWRAITH INVESTMENTS, LLC

By:	/s/ John McIlwraith
Name: John McIlwraith
Title: Manager

Address:

Attn: John McIlwraith
7680 Foxgate Lane
Cincinnati, OH 45243

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

MRK INTERNATIONAL, LLC

By:	/s/ Richard L. Kiley
Name: Richard L. Kiley
Title: Principal Member

Address:

7800 Tecumseh Trail
Cincinnati, OH 45243

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

NOVARTIS BIOVENTURES LTD.

By:	/s/ H.S. Zivi
Name: H.S. Zivi
Title: Deputy Chairman

By:	/s/ Rebecca White
Name: Rebecca White
Title: Authorized Signatory

Address:

NOVARTIS BIOVENTURES LTD.
Attn: Henri Simon Zivi
131 Front Street
Hamilton HM 12
Bermuda

But for mail, to:

Novartis Bio Ventures Ltd.
Attn: Henri Simon Zivi
PO Box HM 2899
Hamilton HM LX Bermuda

And, also send a copy to:

Novartis Venture Fund
Attn: Campbell Murray
Five Cambridge Center, Suite 603
Cambridge, MA 02142

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEVIN PETERS

By:	/s/ Kevin Peters
Kevin Peters

Address:

9160 Given Road
Cincinnati, OH 45243

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

QCA FIRST FUND II

By:	/s/ John Habbert
Name: John Habbert
Title: Manager

Address:

109 Bentwood Ct.
Cincinnati, OH 45241

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SATTER FAMILY TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

SATTER CHILDREN’S TRUST I

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

KRISTEN HAYLER HERTEL REVOCABLE TRUST

By:	/s/ Kristen Hayler Hertel
Name: Kristen Hayler Hertel
Title: Trustee

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

ANNE-CAROLE WITORT INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

ROSE SHEREEN FUQUA INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

RABI H. SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

JOHN WOOD TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

ABDUS SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

GORDON AND BARBARA ANNE HERTEL INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

ROBERT A. SHALWITZ

By:	/s/ Robert A. Shalwitz

Address:

2549 Bryden Road
Bexley, OH 43209

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

SIGVION FUND I, LP

By:	/s/ J.P. Fairbank
J.P. Fairbank
Founding partner

Address:

806 West Washington Street, Suite 204
Chicago, IL 60607

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.

By: Thomas Weisel Capital Management LLC Title: its Managing Member

By:	/s/ Anupam Dalal
Name: Anupam Dalal
Title: Managing Director

Address:

88 Kearny Street, 4th Floor
San Francisco, CA 94108

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

TRIATHLON MEDICAL VENTURES FUND, L.P.

By: Triathlon Medical Ventures, LLC Title: its General Partner

By:	/s/ John M. Rice
John M. Rice
Managing Partner

Address:

300 E-Business Way
Suite 200
Cincinnati, OH 45241

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

TRI-STATE GROWTH CAPITAL FUND II, L.P.

By: Tri-State Ventures II, LLC Title: General Partner

By: Fort Washington Investment Advisors, Inc. Title: Managing Member

By:	/s/ Steve Baker
Name: Steve Baker
Title: Managing Director

By:	/s/ Maribeth S. Rahe
Name: Maribeth S. Rahe
Title: President and Chief Executive Officer

Address:

303 Broadway, Suite 1200
Cincinnati, OH 45202

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

VENTURE INVESTORS EARLY STAGE FUND IV LIMITED PARTNERSHIP

By: VIESF IV GP, LLC, its General Partner

By:	/s/ Paul M. Weiss
Name: Paul M. Weiss, Ph.D.
Title: Managing Director

Address:

505 South Rosa Road
Madison, WI 53719-1262
Attn: Paul Weiss, Managing Director
Phone: (608) 441-2700
Fax: (608) 441-2727
Email: paul@ventureinvestors.com

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

JOHN H. WYANT

By:	/s/ John H. Wyant
John H. Wyant

Address:

Blue Chip Venture Company
1120 Scripps Center
312 Walnut Street
Cincinnati, OH 45202

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Exhibit 4.4

SCHEDULE A

Investors

Name and Address

Triathlon Medical Ventures Fund, L.P.

Attn: John M. Rice

 Managing Partner

300 E-Business Way, Suite 200

Cincinnati, OH 45241

Novartis BioVentures Ltd.

Attn: Henri Simon Zivi

131 Front Street

Hamilton HM 12

Bermuda

But for mail, to:

Novartis BioVentures Ltd.

Attn: Henri Simon Zivi

PO Box HM 2899

Hamilton HM LX Bermuda

And, also send a copy to:

Novartis Venture Fund

Attn: Campbell Murray

Five Cambridge Center, Suite 603

Cambridge, MA 02142

and

Edwards Angell Palmer & Dodge LLP

Attn: Al Sokol

111 Huntington Avenue

Boston, MA 02199

asokol@eapdlaw.com

Venture Investors Early Stage Fund IV Limited Partnership

Attn: Paul Weiss

 Managing Director

505 South Rosa Road

Madison, WI 53719-1262

Schedule A-1

Kearny Venture Partners, L.P.

Attn: Anupam Dalal

Kearny Venture Associates, LLC

88 Kearny Street, Suite 200

San Francisco, CA 94108-5530

Kearny Venture Partners Entrepreneurs Fund, L.P.

Attn: Anupam Dalal

Kearny Venture Associates, LLC

88 Kearny Street, Suite 200

San Francisco, CA 94108-5530

Thomas Weisel Healthcare Venture Partners, L.P.

88 Kearny Street, 4th Floor

San Francisco, CA 94108

The Procter & Gamble Company

Attn: David Le Neveu

 Director, Corporate Acquisitions, Divestitures and Equity Ventures

1 Procter & Gamble Plaza

Cincinnati, OH 45202

Athenian Venture Partners III L.P.

Attn: Karl O. Elderkin

President, Athenian III, Ltd.

340 West State Street

Unit 29/Suite 137D

Athens, OH 45701

AVP Ohio Technology I L.P.

Attn: Karl O. Elderkin

 President

 AVP Ohio I, Ltd.

340 West State Street

Unit 29/Suite 137D

Athens, OH 45701

Sigvion Fund I, LP

Attn: J. P. Fairbank

 Founding Partner

738 W. Belden Avenue

Chicago, IL 60614

Schedule A-2

Cincinnati Cornerstone Investors AKB, LLC

Attn: Robert W. Coy, Jr.

 President

30 West 3rd Street, 6th Floor

Cincinnati, OH 45202-3559

Tri-State Growth Capital Fund II, L.P.

Attn: Steve Baker

303 Broadway, Suite 1200

Cincinnati, OH 45202

Blue Chip Validation Fund, Ltd.

Attn: John McIlwraith

  Managing Director

1100 Chiquita Center

250 East Fifth Street

Cincinnati, OH 45202

QCA First Fund II

Attn: John Habbert

1776 Mentor Avenue, MB #302

Cincinnati, OH 45212

Gitana Family Trust, Elizabeth C. Armitage Trustee

Attn: Elizabeth C. Armitage

 Trustee

2207 Upland Place

Cincinnati, OH 45206

Robert Shalwitz

2549 Bryden Road

Bexley, OH 43209

Fred Shalwitz Trust, Robert Shalwitz, Trustee

Attn: Robert Shalwitz

 Trustee

2549 Bryden Road

Bexley, OH 43209

Joseph H. Gardner

4060 Boomer Road

Cincinnati, OH 45247

Schedule A-3

Gardner Family Trust, John D. Gardner Trustee

Attn: John D. Gardner

 Trustee

111 Pine Court

Bastop, TX 78602

Ian A. W. Howes, IRA, Sterling Trust Custodian

Attn: Ian A. W. Howes

 Trustee

219 Stratford Drive

Chapel Hill, NC 27516

Ian A. W. Howes

219 Stratford Drive

Chapel Hill, NC 27516

Kevin Peters

9160 Given Road

Cincinnati, OH 45243

William Daly

13 Via Abrazar

San Clemente, CA 92673

Muneer A. Satter Revocable Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

John Wood Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

The Satter Foundation

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Muneer A Satter IRA, Millennium Trust Company, Custodian

Schedule A-4

Satter Children’s Trust I

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Kristen Hayler Hertel Revocable Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Anne-Carole Witort Insurance Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Rose Shereen Fuqua Insurance Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Rabi H. Satter Insurance Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Abdus Satter Insurance Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Gordon and Barbara Anne Hertel Insurance Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

Schedule A-5

Satter Family Trust

c/o Satter Investment Management, LLC

676 N. Michigan Avenue, Suite 4000

Chicago, IL 60611

Attn: Muneer A. Satter

AgeChem Venture Fund L.P.

Attn: Louis Lacasse

 President

1 Westmount Square, Suite 800

Montreal, Quebec, Canada

H3Z 2P9

Diane H. Janusz Trust

Attn: John Janusz

 Trustee

7385 Desert Spring Court

West Chester, OH 45069

John Janusz

7385 Desert Spring Court

West Chester, OH 45069

MRK International, LLC

Attn: Richard L. Kiley

 Principal Member

7800 Tecumseh Trail

Cincinnati, OH 45243

McIlwraith Investments, LLC

Attn: John McIlwraith

 Manager

7680 Foxgate Lane

Cincinnati, OH 45243

John H. Wyant

Blue Chip Venture Company

1120 Scripps Center

312 Walnut Street

Cincinnati, OH 45202

Alan Fishman

6900 Stonehenge Drive

Cincinnati, OH 45242-6204

Schedule A-6

Family Akebia Investments LLC

1185 Park Avenue #11G

New York, NY 10128

Novo A/S Novo Ventures

Tuborg Havnevej 19

DK - 2900 - Hellerup

Schedule A-7